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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

         Date of Report (Date of earliest event reported): April 5, 2002

                           WOODWORKERS WAREHOUSE, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                                               04-3579658
--------------------------                         -----------------------------
(State or other jurisdiction                               (I.R.S. Employer
 of incorporation)                                       Identification Number)



                            (Commission File Number)


                126 Oxford Street Lynn, Massachusetts 01901-1132
                ------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (781) 853-0900

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Item 4. Change in Registrant's Certifying Accountant.

         On April 5, 2002, the Audit Committee of the Board of Directors of Woodworkers Warehouse, Inc. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. The Company is currently seeking another firm to serve as its independent public accountants for the fiscal year 2002.

         Arthur Andersen's reports on the Company's consolidated financial statements for the Company's fiscal years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended February 24, 2001 and February 23, 2002 and through April 5, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company has provided Arthur Anderson with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated April 10, 2002, stating its agreement with such statements.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 10, 2002.

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 10, 2002

                                               WOODWORKERS WAREHOUSE, INC.

                                               Registrant



                                               By: /s/ Walter Spokowski
                                                   ____________________
                                                   Walter Spokowski
                                                   Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 10, 2002.